Exhibit 99.1

Veracity Management Global, Inc. Announces New Directors
and Chairman, Chief Executive and Chief Financial Officers.

Dallas, Tx--(Marketwire – January 21, 2016) – Veracity Management Global, Inc. (PINKSHEETS: VCMG), announces the appointment of Robert A. Shuey, III and Peter B. Dauterman to its Board of Directors. Mr. Shuey will serve as Chairman of the Board and Chief Executive Officer of the Company and Mr. Dauterman will serve as Chief Financial Officer and a Director. Mr. Donald Prosser will remain on the Board and serve as Chairman of the Audit Committee.  Mr. Marc Baker and Mr. Gregory Paige have each submitted his resignation as an Officer and Director of the Company.

About the Company: Veracity Management Global, Inc. is moving aggressively to acquire operating companies involved in the gathering and recycling of water and the repair of water and sewer lines.

Forward Looking Statements: Statements which are not historical facts contained in this release are forward looking statements, such as "immediately accretive" that involve risks and uncertainties, including but not limited to, the effect of economic conditions, the impact of competition, the results of financing efforts, changes in consumers' preferences and trends. The words "estimate," "possible," and "seeking" and similar expressions identify forward-looking statements, which speak only to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, because of new information, future events, or otherwise. Future events and actual results may differ materially from those set forth herein, contemplated by, or underlying the forward looking statements.

The information herein is subject to change without notice. Veracity Management Global, Inc. shall not be liable for technical or editorial errors or omissions contained herein.

Contact:
Veracity Management Global, Inc.
Robert A. Shuey, III
rshuey3@yahoo.com
214-365-3099
12720 Hillcrest Suite 750
Dallas, Texas 75230